Exhibit 23(a)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission on October 29, 1992 (Registration No. 33-53898) of our report dated January 24, 1995 incorporated by reference in the MDU Resources Group, Inc. Form 10-K for the year ended December 31, 1994 and our report dated March 22, 1995 included in the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan for Collective Bargaining Unit Employees Form 11-K for the year ended December 31, 1994 and to all references to our Firm included in this Post-Effective Amendment No. 1 to such registration statement.


                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP


          October 12, 1995
          Minneapolis, Minnesota